Exhibit 99.1
Contact:
RCN
Michele Murphy, (703) 434-8430, michele.murphy@rcn.net
ABRY Partners Completes Acquisition of RCN Corporation
HERNDON, Va., August 26, 2010 — RCN Corporation (NASDAQ:RCNI) today announced the completion of its acquisition by private investment fund ABRY Partners, LLC. Pursuant to the agreement reached on March 5, 2010, RCN shareholders will receive $15.00 in cash for each share of RCN they own. In conjunction with the transaction, RCN’s common stock will no longer trade on the NASDAQ Global Select Market and will be de-listed accordingly.
RCN’s video, high-speed Internet and premium voice services business, which previously constituted RCN’s residential and small business segment, will operate as a standalone business and will be led by CEO Jim Holanda. Mr. Holanda is the former President of Patriot Media in Central New Jersey and current CEO of Choice Cable TV of Puerto Rico. Steven J. Simmons will serve as the company’s Chairman. Mr. Simmons is the former CEO of Patriot Media and current Chairman of Choice Cable TV of Puerto Rico. Both are cable veterans with substantial track records of improving local and regional cable system operations. In 2006 Patriot Media received the industry’s highly-coveted “Independent Cable Operator of the Year” award in recognition of the Central New Jersey system’s outstanding achievement in the areas of technology, operations and community involvement.
“RCN has been a leader in customer service, advanced technological infrastructure, product bundling and delivery in a very competitive environment. We look forward to further developing every aspect of our customers’ experience by offering the best possible service and value,” said Holanda.
The RCN Metro business will be led by CEO Mike Sicoli, previously EVP & CFO of RCN Corporation. “This transaction is a major step forward for RCN Metro’s customers and employees. Separating RCN Metro will help us realize the full potential of our business through dedicated investments in our network and focused resources serving our carrier and enterprise customers. I am excited and proud to have the opportunity to lead the RCN Metro team through its next phase of growth,” said Mike Sicoli.

RCN shareholders of record will soon receive a letter of transmittal with instructions describing how to receive their proceeds. Banks, brokerage firms or other nominees will provide those shareholders who hold their shares in “street name” with their proceeds from the transaction. For more information, stockholders who hold their shares in “street name” should contact their bank, broker or other holder of record, and stockholders of record may contact BNY Mellon Shareholder Services at (201) 680-6573 or toll free at (800) 777-3674. Stockholders of record should wait to receive the letter of transmittal before surrendering their shares.
SunTrust Robinson Humphrey acted as exclusive financial advisor to ABRY Partners and also served as Left Lead Joint Bookrunner for the debt financing. GE Capital Markets, Inc. and SG Americas Securities also acted as Joint Bookrunners for the debt financing.
About RCN
RCN Telecom Services, LLC is a competitive broadband services provider delivering all-digital and high definition video, high-speed internet and premium voice services to residential and small-medium business customers under the brand names of RCN and RCN Business Services, respectively. RCN Metro Optical Networks delivers fiber-based high-capacity data transport services to large commercial customers, primarily large enterprises and carriers, targeting the metropolitan central business districts in the company’s geographic markets. RCN’s primary service areas include Washington, D.C., Philadelphia, Lehigh Valley (PA), New York City, Boston and Chicago.
About ABRY Partners
Based in Boston, MA, ABRY Partners is one of the most experienced and successful private investment firms in North America focused solely on media, communications, business and information services investments. Since 1989, ABRY Partners has completed over $21 billion of leveraged transactions and other private equity and mezzanine investments, representing investments in approximately 450 properties.
RCN Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Information on risk factors that may affect the business and financial results of RCN can be found in RCN’s Annual Report on Form 10-K and in the filings of RCN made from time to time with the SEC. RCN undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.
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